UDFOR IMMEDIATE RELEASE       Contact:
                                   Joe Kopec or Jim Fitzpatrick
                                   The Dilenschneider Group
                                   312-553-0700

                  MERCURY FINANCE REPORTS THIRD QUARTER RESULTS


     CHICAGO, December 5, 1997 -- Mercury Finance Company (NYSE:MFN) today reported a net loss of $27,567,000 or $0.16 per share for the third quarter of 1997, which ended September 30. Net non-operating expenses for the quarter were $3,013,000 on a pre-tax basis. In addition, the results for the quarter included a provision for income taxes of $13,018,000 as a result of the $18,500,000 impact of recent changes in tax laws.

     The third quarter income tax provision charge of $18,500,000 for the financial impact of the Taxpayer Relief Act of 1997, signed into law in August, reflects a provision of the Act that reduces the Net Operating Loss carryback period from three years to two beginning after August 5, 1997. Under the reduced carryback period, the Company will not be able to justify the carrying value of its deferred tax assets as of January 1, 1998. The third quarter provision reflects the reduction of the deferred tax assets to the amount that is estimated to be realizable through December 31, 1997.

     "We are pleased that by December 31, 1997, Mercury Finance will have made significant progress in filing substantially all of its outstanding financial statements, among these the audit of 1996 financial statements which has been important to bringing order to the reporting process," said William A. Brandt, Jr., president and chief executive officer. "Our other top priority right now is the completion of Mercury's 1998 business plan in which we fully expect to consider a number of options, among these, perhaps the possibility of consolidating some offices and revising our approach to our marketing efforts."

     Management expects to issue complete third quarter financial statements, accompanied by a review report from Arthur Andersen LLP, in the next two weeks. Management does not expect these financial statements to differ materially from information released today. In line with the company's earlier disclosures, Arthur Andersen LLP's review report will contain a going concern exception.

     In addition to the issuance of 1996, 1995 (restated) and 1994 financial statements, the company reported the following accomplishments since the end of the second quarter:

-    The Company continues to pay interest on all of its indebtedness.

- Cash flow is positive and the Company anticipates no need for further borrowing to fund operations in the near future.

- The Company reached an agreement with its creditors to extend, until March 2, 1998, the forbearance agreement that had been in effect since July and which had expired on October 1. The agreement provides that Mercury will continue to keep interest current on its funded debt and will make periodic payments to reduce principal as cash flow permits. In consideration of the payment of principal and interest, creditors have pledged not to take action against the company under their debt agreements prior to March 2, 1998 unless the agreement is breached or is otherwise terminated. The agreement may be terminated after January 10, 1998, in the event Mercury does not have a proposal meeting certain criteria for the restructuring, refinancing or sale of the business.

- The Company continues to make periodic payments to reduce principal out of excess cash balances. Subsequent to June 30, 1997, and through November 15, 1997, the Company has made principal reduction payments of approximately $135 million.

- Mercury continued to work with the investment banking firm of Salomon Brothers to assist it in its ongoing exploration of strategic alternatives including development of a business and restructuring plan.

- Reported creditor waivers, which permit the company to continue to pledge assets as collateral for its credit facility with Bank of America Business Credit (BABC), extended to January 6, 1998, the date the facility currently expires. No funds are outstanding to BABC under the facility and no funds have been outstanding since the line was repaid in May 1997.

The net non-operating expenses of $3,013,000, include $4,115,000 in professional fees including the investigation into the previously disclosed accounting irregularities, fees related to negotiations with creditors, a portion of the fees for the crisis management team hired to assist in the turnaround of the business, the cost of reexamining and restating previous financial statements, and the cost for the search for a permanent executive management. Also recorded in the third quarter was a $1,102,000 gain on the proceeds from a life insurance policy on a former executive officer.



                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                              3 mos. ended                9 mos. ended
                                                             Sept. 30, 1997              Sept. 30, 1997

 Finance charges, fees and other interest                             57,587                     186,872

 Interest expense                                                    (21,554)                    (65,819)

          Net interest income                                         36,033                     121,053
 Provision for finance credit losses                                 (27,080)                    (82,086)

 Net interest income after provision for                               8,953                      38,967
          finance credit losses
 Other operating income                                                3,329                      42,991

 Other operating expenses                                            (23,818)                    (99,503)


          Operating income (loss)                                    (11,536)                    (17,545)

 Non-operating expenses                                               (3,013)                    (13,595)
 Loss on sale of Lyndon                                                                          (29,528)

 Income from Lyndon due to buyer                                                                  (2,025)


          Income (loss) before income taxes                          (14,549)                    (62,693)

 Applicable income taxes (benefit)                                    13,018                       6,411
          Net income (loss)                                          (27,567)                    (69,104)



 Net income (loss) per share                                       ($0.16)                     ($0.40)


                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (IN DOLLARS IN THOUSANDS)


 Assets                                                                             Sept. 30, 1997

 Cash and investments                                                                         50,528
 Finance receivables                                                                       1,046,158
 Less:  allowance for credit losses                                                         (120,131)
 Less:  nonrefundable dealer reserves                                                        (61,306)
          Finance receivables, net                                                           864,721
 Other assets                                                                                133,903
          Total Assets                                                                     1,049,152

 Liabilities and Shareholders' Equity

 Senior debt, commercial paper and notes                                                     445,878
 Senior debt, term notes                                                                     441,364
 Subordinated debt                                                                            22,500
 Accounts payable and other liabilities                                                       51,621
          Total Liabilities                                                                  961,363
 Shareholders' Equity                                                                         87,789
          Total Liabilities and Shareholders' Equity                                       1,049,152